UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2005

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50879 (Commission File Number)	94-3391368 (IRS Employer Identification No.)

1355 Sansome Street, San Francisco CA (Address of principal executive offices)	94111 (Zip Code)
Registrant’s telephone number, including area code (415) 834-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The information in this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.
On November 9, 2005, PlanetOut Inc. announced its financial results for the quarter ended September 30, 2005. A copy of PlanetOut’s press release announcing these financial results and certain other information is furnished as Exhibit 99.1 to this report.
The attached press release contains a non-GAAP financial measure. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. To supplement our consolidated financial statements presented in accordance with GAAP, PlanetOut has provided a non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) before income taxes, depreciation and amortization, stock-based compensation, equity in net income (loss) of unconsolidated affiliate and other income (expense), net. We deduct other income (expense), net, consisting primarily of interest expense, from net income in calculating Adjusted EBITDA because we regard interest income and expense to be non-operating items.
We believe that Adjusted EBITDA provides a useful alternative measure of our operating performance. We rely on Adjusted EBITDA to assess our operating performance and to compare our current operating results with corresponding periods and with other companies in the Internet and media industries. We believe that it is useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe that it can assist investors in comparing our performance to that of other companies on a consistent basis without regard to depreciation, amortization, stock-based compensation or other items that do not directly affect our operating performance.
This measure should be considered in addition to results prepared in accordance with GAAP, but is not a substitute for, or superior to, GAAP results. Consistent with our practice, the non-GAAP measure included in the attached press release has been reconciled to the nearest GAAP measure. The attached press release also contains forward-looking statements relating to PlanetOut’s performance during the fourth quarter and full year of 2005. A more thorough discussion of certain factors which may affect PlanetOut’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PlanetOut’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
The following exhibit is furnished with this report:
     99.1. Press release dated November 9, 2005 containing financial results for PlanetOut Inc. for the quarter ended September 30, 2005 and forward-looking statements relating to PlanetOut’s performance during the fourth quarter and full year of 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.

Date: November 9, 2005	By:	/s/ Jeffrey T. Soukup

Jeffrey T. Soukup
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description of Exhibits.

99.1	Press release dated November 9, 2005 containing financial results for PlanetOut Inc. for the quarter ended September 30, 2005 and forward-looking statements relating to PlanetOut’s performance during the fourth quarter and full year of 2005.